Exhibit 99.1

Celladon Reports First Quarter 2014 Financial Results and Recent Highlights

— Conference Call Today at 4:30 p.m. Eastern Time —

SAN DIEGO, CA, May 13, 2014 – Celladon Corporation (NASDAQ: CLDN), a clinical-stage biotechnology company focused on developing novel therapies by applying its leadership position in the field of SERCA enzymes, today announced financial results for the first quarter ended March 31, 2014.

“With our IPO completed in February, Celladon executed on a number of key corporate initiatives and milestones in our first few months as a public company. In February, we completed MYDICAR’s CUPID 2 trial enrollment as expected which sets us on a trajectory towards a potential un-blinding of the CUPID 2 data in April 2015. We were also very pleased to have recently received FDA’s Breakthrough Therapy designation for MYDICAR for advanced heart failure. We expect to continue this high level of execution as we progress our development programs,” said Krisztina Zsebo Ph.D., President and Chief Executive Officer.

First Quarter 2014 and Recent Corporate Highlights

MYDICAR

•	In April 2014 we announced that our lead product candidate, MYDICAR®, was granted Breakthrough Therapy designation by the Center of Biologics division (CBER) of the U.S. Food and Drug Administration (FDA) for reducing hospitalizations for heart failure in NYHA class III or IV chronic heart failure patients who are AAV1 neutralizing antibody negative. This was only the 3rd Breakthrough Therapy designation by CBER, and indicates that the FDA concluded that the CUPID 1 study data provided preliminary clinical evidence that MYDICAR may demonstrate substantial improvement over available therapies for advanced heart failure.

•	In February 2014 we completed enrollment in the Phase 2b study with MYDICAR. This trial, “Calcium Up-Regulation by Percutaneous Administration of Gene Therapy In Cardiac Disease” (the “CUPID 2 Trial”) is a multinational, multicenter, double-blind, placebo-controlled, randomized study comparing a single intracoronary administration of MYDICAR versus placebo added to an optimal heart failure regimen. The primary objective is to determine the efficacy of MYDICAR in patients with ischemic or dilated cardiomyopathy and NYHA class III/IV symptoms of heart failure by reducing the frequency and/or delaying heart failure-related hospitalizations compared to placebo-treated patients. Secondary objectives include assessment of the safety of MYDICAR by determining the incidence and severity of adverse events and changes in laboratory parameters. A total of 250 patients were enrolled and data from this trial is expected in April 2015.

Small Molecule Program

•	In February 2014 we entered into an option agreement with Les Laboratories Servier (Servier). Under the terms of the agreement, we granted Servier an exclusive option to license the rights outside of the United States to our novel SERCA2b small molecule program in the field of diabetes and other metabolic disorders for a certain period. Servier’s decision to exercise its option will be based upon the outcome of a series of pre-defined in vitro and in vivo studies to be performed by the parties.

Other

•	In February 2014 we successfully completed our initial public offering (IPO) of common stock, raising net proceeds of $44.3 million, inclusive of the over-allotment option exercised in full by the underwriters and after deducting offering expenses.

•	In March 2014 we appointed Peter K. Honig, M.D., M.P.H. and Dr. Patrick Y. Yang, Ph.D. to our Board of Directors. Dr. Honig currently serves as the Head of Global Regulatory Affairs at AstraZeneca, Inc. and Dr. Yang recently retired from F. Hoffman-La Roche AG, where he served as Global Head of Pharmaceutical Technical Operations.

First Quarter 2014 Financial Results

•	Cash Position: Cash, cash equivalents and investments as of March 31, 2014 were $57.6 million, which included $44.3 million in net proceeds from the Company’s IPO, which closed in February 2014.

•	Research and Development Expenses: Research and development expenses were $5.2 million and $2.9 million, respectively, for the first quarter of 2014 and 2013.

•	General and Administrative Expenses: General and administrative expenses were $1.7 million and $0.6 million, respectively, for the first quarter of 2014 and 2013.

•	Other Expense, Net: Other expense, net was $0.2 million and $0.1 million for the first quarter of 2014 and 2013, respectively.

•	Consolidated Net Loss: Consolidated net loss was $7.2 million and $3.5 million for the first quarter of 2014 and 2013, respectively. The consolidated net loss included stock-based compensation of $0.5 million and $0.1 million for the first quarter of 2014 and 2013, respectively.

Conference Call & Webcast

Management will host an investment community conference call to discuss financial results, provide a business update and answer questions.

Tuesday, May 13, 2014 @ 4:30pm Eastern Time/1:30pm Pacific Time

Domestic:	(855) 455-6053
International:	+1 (484) 756-4307
Conference ID:	2429335
Webcast:	www.celladon.com

Replays – Available through June 12, 2014

Domestic:	(855) 859-2056
International:	+1 (404) 537-3406
Conference ID:	42429335

About Celladon

Celladon is a clinical-stage biotechnology company applying its leadership position in the field of calcium dysregulation by targeting SERCA enzymes to develop novel therapies for diseases with tremendous unmet medical needs. SERCA, enzymes are a family of enzymes that play an integral part in the regulation of intra-cellular calcium in all human cells. Calcium dysregulation is implicated in a number of important and complex medical conditions and diseases, such as heart failure, vascular disease, diabetes and neurodegenerative diseases. Celladon’s therapeutic portfolio for diseases characterized by SERCA enzyme deficiency includes both gene therapies and small molecule compounds. MYDICAR, the Company’s most advanced product candidate, uses gene therapy to target SERCA2a, which is an enzyme that becomes deficient in patients with heart failure. In addition, Celladon has identified a number of potential first-in-class compounds addressing novel targets in diabetes and neurodegenerative diseases with its small molecule platform of SERCA2b modulators. For more information, please visit www.celladon.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Celladon’s anticipated timing for reporting results from CUPID 2, the extent of the role MYDICAR may have in improving the clinical course of heart failure patients, the expected benefits of Breakthrough Therapy designation, and Servier’s decision as to whether to exercise its option to enter into a license agreement with Celladon. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Celladon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the process of conducting product development activities and clinical trials and obtaining regulatory approval to commercialize product candidates, our reliance on third parties, the need to raise additional funding when needed in order to conduct our business, and the degree of market acceptance of MYDICAR by physicians, patients, third-party payors and others in the medical community. These and other risks and uncertainties are described more fully in Celladon’s filings with the Securities and Exchange Commission, including without limitation its Form 10-Q for the quarter ended March 31, 2014. All forward-looking statements contained in this press release speak only as of the date on which they were made. Celladon undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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CONTACT:

Fredrik Wiklund

Vice President, Corporate Development and Investor Relations

(858) 432-7215

fwiklund@celladon.net

Michael Rice

LifeSci Advisors LLC

(646) 597 6987

Condensed Consolidated Statements of Operations

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Operating expenses:
Research and development	$5,218	$2,919
General and administrative	1,706	553

Total operating expenses	6,924	3,472

Loss from operations	(6,924)	(3,472)
Other income (expense), net	(238)	(58)

Consolidated net loss	$(7,162)	$(3,530)

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$53,877	$7,903
Short-term investments	3,752	10,467
Prepaid expenses and other assets	585	180

Total current assets	58,214	18,550
Property and equipment, net	353	308
Other assets	11	2,296

Total assets	$58,578	$21,154

Liabilities, preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$1,754	$2,908
Accrued clinical expenses	2,208	1,478
Accrued interest	—	14
Convertible notes, net of discount	—	1,044
Warrant liability	—	1,116

Total current liabilities	3,962	6,560
Deferred rent	35	37
Preferred stock	—	65,548
Stockholders’ equity (deficit)	54,581	(50,991)

Total liabilities, preferred stock and stockholders’ deficit	$58,578	$21,154